UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2018

TPG PACE ENERGY HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38083	81-5365682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

(address of principal executive offices)

(zip code)

(212) 405-8458

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On July 10, 2018, Magnolia Oil & Gas Operating LLC (“Magnolia Operating”) and Magnolia Oil & Gas Finance Corp. (“Finance Corp.” and, together with Magnolia Operating, the “Issuers”), each a consolidated subsidiary of TPG Pace Energy Holdings Corp. (“TPGE” or the “Company”), issued a press release announcing that they have commenced, subject to market conditions and other factors, a private offering of $400.0 million in aggregate principal amount of senior unsecured notes due 2026 (the “Notes Offering”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The press release attached as Exhibit 99.1 is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 8.01	Other Events.

In connection with the Notes Offering, the Issuers provided additional information to investors regarding the Company’s reserves and anticipated liquidity at the closing of the business combination, as set forth in the disclosures below.

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The following tables provide information regarding our proved reserves and PV-10 as of December 31, 2017 utilizing TPGE’s One (1) Year Development Plan and SEC Pricing, EnerVest’s Five (5) Year Development Plan and SEC Pricing and EnerVest’s Five (5) Year Development Plan and Strip Pricing, respectively. The tables below do not include the reserves of the Subsequent GulfTex Assets, as we acquired such assets subsequent to December 31, 2017. Because we were not subject to entity level U.S. federal income taxes as of December 31, 2017, the PV-10 value and standardized measure of the Target Assets are substantially equal. Neither PV-10 nor standardized measure represents an estimate of the fair market value of the applicable oil and natural gas properties. We and others in the industry use PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such entities. For additional information, see the section entitled “Business,” and the “Supplemental Oil and Gas Reserves Information (Unaudited)” included in the financial statements of the Karnes County Business and the Giddings Assets included elsewhere in this offering memorandum.

As of December 31, 2017 (TPGE’s One (1) Year Development Plan) SEC Pricing
Proved Undeveloped Reserves (MBoe)	8,630
Proved Developed Reserves (MBoe)(1)	66,920
Proved Reserves (MBoe)(2)	75,550

PV-10 (in thousands)	$1,050,611

(1)	Includes 54,235 MBoe of proved developed producing reserves and 12,685 MBoe of proved developed nonproducing reserves.
(2)	The estimated net proved reserves as of December 31, 2017 were determined using average first-day-of-the month prices for the prior twelve (12) months in accordance with SEC rules. For oil and NGL volumes, the average WTI posted price of $51.34 per barrel as of December 31, 2017 was adjusted for quality, transportation fees and a regional price differential. For natural gas volumes, the average Henry Hub spot price of $2.98 per MMBtu as of December 31, 2017 was adjusted for energy content, transportation fees and a regional price differential. All prices are held constant throughout the lives of the properties. The average adjusted product prices weighted by production over the remaining lives of the Target Assets were $49.33 per barrel of oil, $21.92 per barrel of NGL and $2.74 per Mcf of natural gas as of December 31, 2017.

As of December 31, 2017 (Five (5) Year Development Plan) SEC Pricing
Proved Undeveloped Reserves (MBoe)	98,473
Proved Developed Reserves (MBoe)(1)	66,126
Proved Reserves (MBoe)(2)	164,599

PV-10 (in thousands)	$1,967,179

(1)	Includes 53,441 MBoe of proved developed producing reserves and 12,685 MBoe of proved developed nonproducing reserves.
(2)	The estimated net proved reserves as of December 31, 2017 were determined using average first-day-of-the month prices for the prior twelve (12) months in accordance with SEC rules. For oil and NGL volumes, the average WTI posted price of $51.34 per barrel as of December 31, 2017 was adjusted for quality, transportation fees and a regional price differential. For natural gas volumes, the average Henry Hub spot price of $2.98 per MMBtu as of December 31, 2017 was adjusted for energy content, transportation fees and a regional price differential. All prices are held constant throughout the lives of the properties. The average adjusted product prices weighted by production over the remaining lives of the Target Assets were $49.33 per barrel of oil, $21.92 per barrel of NGL and $2.74 per Mcf of natural gas as of December 31, 2017.

As of December 31, 2017 (Five (5) Year Development Plan) NYMEX Pricing(1)
Proved Undeveloped Reserves (MBoe)	109,628
Proved Developed Reserves (MBoe)(2)	67,373
Proved Reserves (MBoe)	177,000

PV-10 (in thousands)	$2,288,595

(1)	The estimated net proved reserves of the Target Assets using NYMEX pricing were prepared on the same basis as the estimated net proved reserves using SEC pricing, except for the use of pricing based on closing monthly futures prices as reported on the NYMEX for oil and natural gas on December 29, 2017, rather than using the average of the first-day-of-the-month prices for the prior 12 months in accordance with SEC guidance. Prices were in each case adjusted by lease for quality, fuel deduction fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the wellhead.

The natural gas, NGL and oil reserves using NYMEX pricing were determined using index prices for natural gas and oil, respectively, without giving effect to derivative transactions. The average future prices, before adjustments, for benchmark commodities used in determining the NYMEX reserves were $2.78/MMBtu for natural gas for 2018, $2.79 for 2019, $2.76 for 2020, $2.8 for 2021, $2.85 for 2022, $2.91 for 2023, $2.96 for 2024, $3.03 for 2025, $3.09 for 2026, $3.15 for 2027, $3.22 for 2028, $3.29 for 2029 and $3.37 for 2030 and thereafter, $27.86/Bbl for NGL for 2018, $25.92 for 2019, $24.90 for 2020, $24.74 for 2021, $24.63 for 2022, $24.79 for 2023, $25.09 for 2024, $25.45 for 2025, $25.84 for 2026, $26.16 for 2027, $26.46 for 2028, $26.79 for 2029 and $27.15 for 2030 and thereafter and $62.91/Bbl for oil for 2018, $58.65 for 2019, $55.22 for 2020, $53.01 for 2021, $51.87 for 2022, $51.53 for 2023, $51.75 for 2024, $52.10 for 2025, $52.51 for 2026, $52.73 for 2027 and thereafter. The average unadjusted NYMEX benchmark prices weighted by production over the remaining lives of the properties were $3.00/Mcf for natural gas, $54.80/Bbl for oil and $25.96/Bbl for NGL, and the average adjusted product prices weighted by production over the remaining lives of the properties were $2.80/Mcf for natural gas, $52.85/Bbl for oil and $21.24/Bbl for NGL. The Sellers and TPGE believe that the use of forward prices provides investors with additional useful information about reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date. NYMEX futures prices are not necessarily a projection of future oil and gas prices. Investors should be careful to consider forward prices in addition to, and not as a substitute for, SEC prices, when considering natural gas reserves. The Sellers chose to use NYMEX futures prices as of December 29, 2017 because such date was the closest date to the date of the reserves included in the 2017 Reserve Report on which NYMEX futures prices was reported. The date of the reserves included in the 2017 Reserve Report is the date on which all other key assumptions, such as cost assumptions, used in estimating reserves were determined. While the Sellers and TPGE believe the NYMEX forward-month contract pricing is the most accurate indicator of commodity prices as of the applicable date, commodity prices are volatile. As a result, actual future prices may vary significantly from the NYMEX prices on December 29, 2017. The future value of the reserves eventually recovered and the amounts of reserves actually recovered may be more or less than the estimated amounts. Please see “Risk Factors—Risks Related to our Assets—Reserve estimates depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of reserves” for a discussion of the inherent uncertainty associated with using NYMEX strip pricing to calculate our reserves.

(2)	Includes 54,670 MBoe of proved developed producing reserves and 12,703 MBoe of proved developed nonproducing reserves.

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For illustrative purposes only, if the estimated net proved reserves of the Target Assets as of December 31, 2017 were instead prepared to reflect the Sellers’ five (5) year development plan as of December 31, 2017, the estimated proved reserves of the Target Assets would have been as set forth in the following table, which includes estimates based on SEC pricing.

As of December 31, 2017 (Sellers’ Five (5) Year Development Plan)
	Oil (MBbls)	Natural Gas (MMcf)	NGL (MBbls)	Total (MBoe)
Estimated Proved Reserves
Total Proved Developed	33,007	117,541	13,529	66,126
Total Proved Undeveloped	65,140	106,384	15,602	98,473

Total Proved Reserves	98,147	223,925	29,131	164,599

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We expect our debt outstanding following the completion of the Transactions, including the consummation of this offering, to be $400 million, which is under 12% of our total expected capitalization, and we expect to have at least $650 million in liquidity, including available borrowings under our $1.0 billion RBL Facility (initial borrowing base of $550 million and $100 million of cash).

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits. The following exhibit is filed with this Form 8-K:

Exhibit No.	Description of Exhibits

99.1	Press release, dated July 10, 2018.

Legend Information

Forward-Looking Statements

The information in this Current Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of present or historical fact included in this Current Report, regarding the proposed business combination, the Company’s ability to consummate the business combination, the benefits of the transaction and the Company’s future financial performance following the business combination, as well as the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this Current Report, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Current Report. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids. In addition, the Company cautions you that the forward-looking statements contained in this Current Report are subject to the following factors: (i) the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the business combination agreements; (ii) the outcome of any legal proceedings that may be instituted against the Company following announcement of the business combination; (iii) the inability to complete the business combination due to the failure to obtain approval of the shareholders of the Company, or other conditions to closing in the business combination agreements; (iv) the risk that the proposed business combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the business combination; (v) the Company’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably following the business combination; (vi) costs related to the business combination; (vii) changes in applicable laws or regulations; and (viii) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described in this Current report, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in its periodic filings the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the definitive proxy statement filed on July 2, 2018 by TPGE in connection with the contemplated transactions with EnerVest. The Company’s SEC Filings are available publicly on the SEC’s website at www.sec.gov.

No Offer or Solicitation

This Current Report is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed business combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Important Information for Investors and Shareholders

In connection with the proposed business combination, the Company has filed a definitive proxy statement with the SEC. The definitive proxy statement and other relevant documents were sent or given to the shareholders of the Company on or about July 3, 2018 and contained important information about the proposed business combination and related matters. The Company’s shareholders and other interested persons are advised to read the definitive proxy statement in connection with the Company’s solicitation of proxies for the meeting of shareholders to be held to approve the business combination because the proxy statement contains important information about the proposed business combination. The definitive proxy statement was mailed to the Company’s shareholders of record at the close of business on June 25, 2018. Shareholders may also be able to obtain copies of the definitive proxy statement, without charge, at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the definitive proxy statement by directing a request to: TPG Pace Energy Holdings Corp., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, Attn: Secretary.

Participants in the Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed business combination. The Company’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of the Company in the Company’s definitive proxy statement filed with the SEC on July 2, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG Pace Energy Holdings Corp.

Date: July 10, 2018	By:	/s/ Stephen Chazen
	Name:	Stephen Chazen
	Title:	President and Chief Executive Officer